UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2020

TransMedics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On April 20, 2020, TransMedics, Inc. (the “Borrower”), a Delaware corporation and wholly-owned subsidiary of TransMedics Group, Inc. (the “Company”), issued a Promissory Note (the “Promissory Note”) to Bank of America, NA (the “Lender”), pursuant to which the Borrower received loan proceeds of $2,249,280 (the “Loan”) provided under the Paycheck Protection Program (the “Paycheck Protection Program”) established under the Coronavirus Aid, Relief, and Economic Security Act and guaranteed by the U.S. Small Business Administration (the “SBA”).

On April 23, 2020, the SBA, in consultation with the U.S. Department of Treasury, issued new guidance that creates uncertainty regarding whether any public company, regardless of the impact of the COVID-19 pandemic on revenue or how recently the company became an SEC registrant, meets the qualification requirements for a loan provided under the Paycheck Protection Program. The Borrower believes it qualified to receive the funds pursuant to the Paycheck Protection Program; however, on April 27, 2020, the Borrower determined to repay, and the Borrower initiated the immediate repayment of, the full amount of the Loan to the Lender. The Borrower has maintained full-time employee headcount and salary levels sufficient to qualify for forgiveness of the Loan and intended to use the Loan for qualifying expenses in accordance with the terms of the Paycheck Protection Program. Prior to receiving the Loan, the Company had taken measures to reduce near-term expenses, including reducing all non-essential discretionary expenses and deferring a portion of executive and employee compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: April 28, 2020	By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: Chief Financial Officer, Treasurer and Secretary